ASSIGNMENT AND ASSUMPTION OF
REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this 15th day of September, 2008, by and between GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company (“Assignor”), and G&E Apartment REIT Canyon Ridge, LLC, a Delaware limited liability company, (“Assignee”).

WHEREAS, Assignor entered into that certain Real Estate Purchase and Sale Agreement dated as of July 10, 2008 (“Purchase Agreement”) for that certain real property known as Apartments at Canyon Ridge, 3868 Central Pike Road, Hermitage, Tennessee, with Apartments at Canyon Ridge, LLC, a Delaware limited liability company (“Seller”), and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Purchase Agreement, relating to the purchase of that certain real property, with all improvements and appurtenances thereto more particularly described in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement in order to expressly confer upon Assignee all of the benefits of a successor, assign or nominee of Assignor under the Purchase Agreement.

Nothing in this Assignment shall be deemed to release Assignor from being directly liable to Seller under the Purchase Agreement.

By executing this Assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Purchase Agreement, as aforesaid.

Assignor will indemnify, defend and hold harmless Seller for any damages, including reasonable attorneys fees and litigation costs from any suit, claim, demand or proceeding arising out of the Assignment or by a breach of this Assignment.

Assignor hereby covenants and warrants to Seller that Assignee is the only assignee of the Purchase Agreement and Assignee hereby covenants and warrants to Seller that Assignee (i) is in good standing under the laws of the State in which the Property is located; (ii) all documents executed by Assignee which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Assignee, and are or at the Closing will be legal, valid, and binding obligations of Assignee, and do not and at the Closing will not violate any provisions of any agreement to which Assignee is a party or to which it is subject; (iii) Assignee shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iv) Assignee is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Assignee is capable of evaluating the merits and risks of an investment in the Property.

This Assignment shall be governed by, and construed in accordance with, the laws of the State of Tennessee. This Assignment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR
GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company By: /s/ Andrea R. Biller Its: Executive Vice President
ASSIGNEE

G&E APARTMENT REIT CANYON RIDGE, LLC, a Delaware limited liability company By: /s/ Shannon K S Johnson Its: Authorized Signatory
Consented to by Seller:

APARTMENTS AT CANYON RIDGE, LLC, a Delaware limited liability company
By: PRINCIPAL REAL ESTATE
INVESTORS, LLC, a Delaware limited
liability company, its authorized
signatory
By: /s/ Johnna Donahue
Johnna E. Donahue
Senior Acquisition Consultant
By: /s/ Cara A. Underwood
Cara A. Underwood
Investment Director-Asset Management